Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the Third Quarter of Fiscal Year 2021 Ended December 31, 2020 and Provides Conference Call Information

Conference Call Scheduled for Wednesday, February 17 at 11:30 AM EST

Northvale, NJ – February 16, 2021: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP), a specialty pharmaceutical company developing and manufacturing niche generic products, announced results for the third quarter of fiscal year 2021 ended December 30, 2020 (“Third Quarter”).

Consolidated revenues for the Third Quarter were $6.0 million, an increase of approximately 20% as compared to revenues for the comparable quarter of the prior fiscal year. This marks the seventh consecutive quarter of year-on-year revenue growth during which the revenues grew an average of 122% per quarter on a year-on-year basis.

The increase in revenues was largely attributed to generic extended extended-release Adderall® which was launched earlier in this fiscal year and increased sales of generic immediate-release Adderall® and generic Dantrolene capsules, during the Third Quarter.

Income from operations during the Third Quarter was $1.0 million, an increase of approximately $0.3 million from an operating income of $0.7 million for the comparable quarter of the prior fiscal year.

Cash provided by operations during the nine months ended December 31, 2020 was $3.9 million, an increase of approximately $4.5 million from the net cash used in operations of $0.6 million during the comparable period of the prior fiscal year. Elite has now achieved operating profits and positive operating cash flows for three consecutive quarters for the first time.

Conference Call Information

Elite’s management will host a conference call to discuss the third quarter financial results for fiscal year 2021 ended December 31st and provide an update on recent business developments. Stockholder questions should be submitted to the company in advance of the call.

Date:	February 17, 2021
Time:	11:30 AM EST
Dial- in numbers:	1-800-346-7359 (domestic) 1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com Financial questions by 7:00 PM EST on Tuesday, February 16, 2021
Audio Replay:	https://elite.irpass.com/events_presentations

The financial statements can be viewed for Elite’s Fiscal Year 2021 Third Quarter Report on Form 10-Q here.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which develops niche generic products. Elite specializes in developing and manufacturing oral, controlled-release drug products. Elite owns multiple generic products which have been licensed to Lannett Company, Glenmark Pharmaceuticals, Inc. and TAGI Pharma. Elite operates a cGMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release. Readers are cautioned that such forward-looking statements involve, without limitation, risks, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of products by the FDA, and the actions the FDA may require of Elite in order to obtain such approvals. These forward-looking statements are not guarantees of future action or performance. These risks and other factors are discussed, without limitation, in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com